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                                                                  EXHIBIT 99.1


MRV Announces 4th Quarter Results and the Acquisition of FOCI -- Fiber Optic Communications, Inc.

CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 22, 2000--MRV Communications, Inc. (Nasdaq:MRVC) today reported its consolidated year-end and fourth quarter results for the period ended Dec. 31, 1999, and separately announced the acquisition of Fiber Optic Communications, Inc. ("FOCI").

Bringing into focus its business model of creating and managing growth companies in optical technology and Internet infrastructure, MRV announced the acquisition of FOCI and the decision to exit the Enterprise LAN switching business.

Under the terms of the agreement, FOCI shareholders will receive shares of MRV common stock and cash with an aggregate value of approximately $263 million, based on the closing stock price of MRV on Feb. 18, 2000. MRV will take a one-time charge of approximately $13.8 million in connection with the decision to exit the enterprise LAN switching activities.

Based in Hsinchu Science Park, Taiwan, FOCI is a leading manufacturer of passive fiber optic components for WDM transmission. The company has a broad array of products for use in EDFA and optical networks, including WDM couplers, isolators, attenuators, circulators, dispersion compensating grating, wavelength add-drop multiplexers, thin film and fiber Bragg grating filters, and MOICs. FOCI will showcase at the upcoming OFC show its new Lithium Niobate external modulators.

Additional products in development include Arrayed Waveguide Grating DWDM multiplexers, and Planar lightwave circuit (PLC) photonic switches. Applications for FOCI product lines range from Long Haul Telecommunication systems to Fiber to The Home (FTTH). FOCI has more than 80 engineers, of which 45 have advanced degrees. All FOCI facilities, composed of 150,000 sq.ft., are ISO certified. The additional manufacturing space more than doubles MRV's available optical manufacturing capacity.

MRV announced its intent to merge the FOCI operation with its Optical Access division prior to the contemplated IPO. The Optical Access division of MRV is a world class leader in active optical components. When combined, the merged company will be one of the largest and most advanced optical component and module manufacturers in the world.

It will be the only known manufacturer, other than JDS-Uniphase, to combine active and passive technologies. Combining active and passive capabilities will lead to optical networking products with tightly integrated active and passive components, as well as MOICs and OEICs. By joining forces, the new entity will offer customers a broad array of active and passive components, and integrated modules, used to transmit and manage optical signals in fiber optic networks.

Noam Lotan, President and CEO of MRV Communications commented on the acquisition: "Together with FOCI, we now have the ability to produce breakthrough hybrid products based on integrated active and passive components. It is important to note that FOCI has an exceptionally strong and cohesive management team, which worked together for many years at ITRI, prior to founding FOCI. We have great confidence in their abilities and our engineers are anxious to get started on some exciting joint projects."

Steve Lin, President of FOCI added: "We are excited to align our technology, manufacturing expertise and capacity with a world class leader like MRV. By combining our complementary portfolios, we can offer a broad range of solutions integrating both





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active and passive components to meet the increasing demand for products with a higher level of functionality."

With the broad product range of the new entity, MRV becomes a powerhouse in optical technology. In addition to FOCI's line of passive components, the current activities within MRV include an in-house foundry for Long-Reach DFB lasers, optical transceivers, hybrid Triplexers for residential connectivity, and coarse WDM modules. The R&D activities of MRV's affiliates include extreme high power 980nm pump lasers for optical amplifiers, DWDM modules and EDFAs.

Over the past 2 years, MRV adopted a business model of creating and managing several start-up companies and forming independent business units, in order to take them public. The principal focus of the MRV group of companies, which now comprises 14 companies, is: Optical components, Optical networks and Internet infrastructure. The FOCI acquisition and merger with MRV's Optical division, creates a stronger candidate for an IPO. This will further validate MRV's basic business model.

Accordingly, MRV decided to exit the Enterprise LAN switching business, which no longer fits MRV's business model.

Lotan continued: "Our business model supports the creation of value by focusing on faster growing entities and at the same time creating new start-up companies in optics and Internet infrastructure. Discontinuing our Enterprise LAN switching activity in favor of growing our optical components, optical networks and carriers revenue is the logical choice. It allows us to focus on higher pay-off opportunities in optics."

Revenues for the three months ended December 31, 1999 and 1998 were $73,903,000 and $74,883,000, respectively. For the years ended December 31, 1999 and 1998 revenues were $288,524,000 and $264,075,000, respectively.

Pro forma net income, before the charge for the write-off of inventories associated with LAN switching products was $669,000 for the fourth quarter of 1999 compared with $239,000 for the fourth quarter of 1998. Pro Forma Basic and Diluted Earnings per Share before the charge for Q4 1999 were $.02 compared with $.01 in the fourth quarter of 1998.

Pro Forma net income before the charge for the year 1999 was $852,000 compared with a net loss of $20,106,000 in 1998. Pro Forma Basic and Diluted Earnings per Share, before the charge, for the year 1999 were $.03 compared with a Basic and Diluted Loss per Share of $.76 in 1998.

Net Loss, including the charge for the write-off of inventories associated with LAN switching products was $13,092,000 for the fourth quarter of 1999 compared with Net Income of $239,000 for the fourth quarter of 1998. Basic and Diluted Losses per Share including the charge for Q4 1999 were $.48 compared with Earnings per Share of $.01 in the fourth quarter of 1998.

Net Loss including the charge for the year 1999 was $12,909,000 compared with a net loss of $20,106,000 in 1998. Basic and Diluted Losses per Share, including the charge, for the year 1999 were $.48 compared with $.76 in 1998.


    About MRV Communications, Inc.


MRV Communications, Inc. is in the business of creating and managing growth companies in Optical Technology and Internet infrastructure. The company has leveraged its early leadership in fiber optic transmission into a well-focused range of solutions, integrating switching, routing, access servers and optical transmission systems.





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As the Internet evolves into a single global communication network, MRV has launched the development of new technologies to drive the next generation infrastructures. Such developments encompass optical access systems, subscribers' management systems and Linux-based solutions. MRV has initiated and funded cutting-edge start-up companies including New Access Communications, Charlotte's Networks, Hyperchannel and Zuma Networks.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by MRV with the Securities and Exchange Commission, specifically the most recent reports on Forms 10K and 10Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in operating results, dependence on new product developments, rapid technological and market changes, manufacturing risks, volatility of the company's stock price, financial risk management, and future growth subject to risks.








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                            MRV COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   December 31,
                                                 1999        1998
                                                    (audited)
ASSETS
CURRENT ASSETS:
 Cash & cash equivalents                      $  34,330    $  20,692
 Short-term investments                          10,141       30,493
 Accounts receivable, net of
  reserves of $8,451 in 1999
  and $8,487  in 1998                            60,637       54,596
 Inventories                                     35,392       47,467
 Refundable income taxes                          3,216         --
 Deferred income taxes                            6,907        5,035
 Other current assets                             6,336        5,508
      Total current assets                      156,959      163,791

PROPERTY AND EQUIPMENT - At cost,
 net of depreciation and amortization            19,600       19,357

OTHER ASSETS:
 Goodwill, net                                   27,214       26,666
 Investments, principally U.S. Treasuries       101,936      100,138
 Deferred income taxes                            5,324        5,661
 Loan financing costs and other                   3,500        4,579
                                              $ 314,533    $ 320,192

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of financing
  lease obligations                           $     198    $     185
 Accounts payable                                33,455       29,757
 Accrued liabilities                             15,403       13,606
 Accrued restructuring costs                       --             82
 Deferred revenue                                 1,478        4,398
 Income taxes payable                              --            445
      Total current liabilities                  50,534       48,473

LONG-TERM LIABILITIES
 Convertible debentures                          90,000       90,000
 Capital lease obligations,
  net of current portion                          1,481        1,400
 Deferred income taxes                              281           48
 Other long-term liabilities                      2,647        2,869
      Total long term liabilities                94,409       94,317

MINORITY INTERESTS                                2,775        2,973

STOCKHOLDERS' EQUITY:
 Preferred stock, $0.01 par value:
 1,000 shares authorized no shares outstanding     --           --
 Common stock, $0.0034 par value:
  80,000 shares authorized and
  28,117 shares outstanding in 1999
  and 26,639 shares outstanding in 1998             124           88
 Additional paid-in capital                     191,440      180,656
 Treasury stock                                    (133)        (133)
 Retained earnings (deficit)                    (18,377)      (5,471)
 Accumulated other comprehensive loss            (6,239)        (711)
 Total stockholders' equity                     166,815      174,429
                                              $ 314,533    $ 320,192






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                            MRV COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                Year Ended,         Three Months Ended
                                December 31,           December 31,
                              1999       1998        1999       1998
                                 (Audited)              (Unaudited)

REVENUES, net               $288,524   $264,075   $ 73,903   $ 74,883

COSTS AND EXPENSES:
 Cost of goods sold          197,442    165,385     58,828     56,287
 Research and development
  expenses                    35,319     25,817      9,806      8,480
 Selling, general and
  administrative expenses     71,757     56,753     23,488     16,978
 Purchased technology
  in progress                   --       20,633       --         --
 Restructuring costs            --       15,671       --       (7,523)
 Operating (loss) income     (15,994)   (20,184)   (18,219)       661
 Interest expense related
  to convertible notes         4,500      2,480      1,125      1,110
 Other income (expense),
  net                          4,822      6,819        872      3,537
 Provision (credit) for
  income taxes                (2,153)     5,707     (4,731)     4,665
 Minority interests             (610)     1,345       (649)       975

NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM          (12,909)   (22,897)   (13,092)    (2,552)

EXTRAORDINARY ITEM
 Gain on repurchase of
  convertible notes             --        2,791       --        2,791

NET INCOME (LOSS)           $(12,909)  $(20,106)  $(13,092)  $    239

NET INCOME (LOSS)
 PER-SHARE - BASIC,
 BEFORE EXTRAORDINARY
 ITEM                       $  (0.48)  $  (0.86)  $  (0.48)  $  (0.10)

NET INCOME (LOSS)
 PER-SHARE - DILUTED,
 BEFORE EXTRAORDINARY
 ITEM                       $  (0.48)  $  (0.86)  $  (0.48)  $  (0.10)

NET INCOME (LOSS)
 PER SHARE - BASIC          $  (0.48)  $  (0.76)  $  (0.48)  $   0.01

NET INCOME (LOSS)
 PER SHARE - DILUTED        $  (0.48)  $  (0.76)  $  (0.48)  $   0.01

SHARES USED IN PER SHARE
 CALCULATION - BASIC          26,960     26,532     27,541     26,637

SHARES USED IN PER SHARE
 CALCULATION - DILUTED        26,960     26,532     27,541     30,207


(Continued on following page)




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                            MRV COMMUNICATIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
                      (In thousands, except per share data)

                                Year Ended,         Three Months Ended
                                December 31,           December 31,
                              1999       1998        1999       1998
                                 (Audited)              (Unaudited)

PRO FORMA INFORMATION
 (UNAUDITED)

WRITE OFF OF ASSETS
 ASSOCIATED
 WITH LAN PRODUCTS          $ 13,761        $--   $ 13,761        $--

NET INCOME (LOSS)
 BEFORE WRITE OFF OF
 ASSETS ASSOCIATED
 WITH LAN PRODUCTS          $    852   $(20,106)  $    669   $    239

EARNINGS PER SHARE
 BEFORE WRITE OFF OF
 ASSETS ASSOCIATED WITH
 LAN PRODUCTS
 - BASIC                    $   0.03   $  (0.76)  $   0.02   $   0.01

EARNINGS PER SHARE
 BEFORE WRITE OFF OF
 ASSETS ASSOCIATED WITH
 LAN PRODUCTS
 - DILUTED                  $   0.03   $  (0.76)  $   0.02   $   0.01

SHARES USED IN PER-SHARE
 CALCULATION - BASIC          26,960     26,532     27,541     26,637

SHARES USED IN PER-SHARE
 CALCULATION - DILUTED        29,601     26,532     30,786     30,207